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                                                                EXHIBIT 4(e)(10)

CenterPoint Energy Houston Electric, LLC
1111 Louisiana
Houston, TX 77002

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                    CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC

                                       TO

                               JPMORGAN CHASE BANK
                                     Trustee

                                   ----------

                          NINTH SUPPLEMENTAL INDENTURE

                          Dated as of November 12, 2002

                                   ----------

                  Supplementing the General Mortgage Indenture
                          Dated as of October 10, 2002

         THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A PUBLIC UTILITY

           THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS

 This instrument is being filed pursuant to Chapter 35 of the Texas Business and
                                  Commerce Code

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NINTH SUPPLEMENTAL INDENTURE, dated as of November 12, 2002, between CENTERPOINT
ENERGY HOUSTON ELECTRIC, LLC, a limited liability company organized and existing under the laws of the State of Texas (herein called the "Company"), having its principal office at 1111 Louisiana, Houston, Texas 77002, and JPMORGAN CHASE BANK, a banking corporation duly organized and existing under the laws of the State of New York, as Trustee (herein called the "Trustee"), the office of the Trustee at which on the date hereof its corporate trust business is administered being 600 Travis Street, Suite 1150, Houston, Texas 77002.

                            RECITALS OF THE COMPANY

WHEREAS, the Company has heretofore executed and delivered to the Trustee a General Mortgage Indenture dated as of October 10, 2002 (the "Indenture") providing for the issuance by the Company from time to time of its bonds, notes or other evidence of indebtedness to be issued in one or more series (in the Indenture and herein called the "Securities") and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the Securities; and

WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Indenture and pursuant to appropriate resolutions of the Manager, has duly determined to make, execute and deliver to the Trustee this Ninth Supplemental Indenture to the Indenture as permitted by Sections 201, 301 and 1401 of the Indenture in order to establish the form or terms of, and to provide for the creation and issuance of, the Securities specified in clause (9) of the definition of the "Initial Series" under the Indenture in an initial aggregate principal amount of $1,310,000,000 (such series being hereinafter and in the Indenture referred to as the "Initial Series (9)") and to correct certain defective provisions in the Indenture; and

WHEREAS, all things necessary to make the Securities of the Initial Series (9), when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions hereinafter and in the Indenture set forth against payment therefor the valid, binding and legal obligations of the Company and to make this Ninth Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;

NOW, THEREFORE, THIS NINTH SUPPLEMENTAL INDENTURE WITNESSETH that, in order to establish the terms of a series of Securities, and for and in consideration of the premises and of the covenants contained in the Indenture and in this Ninth Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:

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                                   ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

                  Section 101. Definitions. Each capitalized term that is used herein and is defined in the Indenture shall have the meaning specified in the Indenture unless such term is otherwise defined herein.

                                   ARTICLE TWO

                       TITLE, FORM AND TERMS OF THE BONDS

                  Section 201. Title of the Bonds. This Ninth Supplemental Indenture hereby creates a series of Securities designated as the "General Mortgage Bonds, Series I, due November 12, 2005" of the Company (collectively referred to herein as the "Bonds"). For purposes of the Indenture, the Bonds shall constitute a single series of Securities and may be issued in an unlimited principal aggregate amount, although the initial issuance of the Bonds shall be in the principal amount of $1,310,000,000.

                  Section 202. Form and Terms of the Bonds. The form and terms of the Bonds will be set forth in an Officer's Certificate delivered by the Company to the Trustee pursuant to the authority granted by this Ninth Supplemental Indenture in accordance with Sections 201 and 301 of the Indenture.

                  Section 203. Treatment of Proceeds of Title Insurance Policy. Any moneys received by the Trustee as proceeds of any title insurance policy on Mortgaged Property of the Company shall be subject to and treated in accordance with the provisions of Section 607(2) of the Indenture (other than the last paragraph thereof).

                                  ARTICLE THREE

                    AMENDMENTS TO GENERAL MORTGAGE INDENTURE
                             DATED OCTOBER 10, 2002

         The Indenture is hereby amended, as permitted under Section 1401(8) of the Indenture as follows:

                  Section 301. Amendment to Granting Clauses.

                  (a) Clause (a) of Granting Clause First is hereby amended by deleting the words "in real property wherever situated," and inserting the following words in their place: "in real property located in the State of Texas or wherever else situated".

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                  (b)      Clause (6) of Excepted Property is hereby amended by
inserting a comma between the words "gathering" and "transmission".

                  (c) Clause (x) of the paragraph beginning "provided, however," is hereby amended by deleting the reference to clause (6) and inserting a reference to clause (7) in its place.

                  (d) Clause (c) of the paragraph beginning "SUBJECT HOWEVER" is hereby amended by deleting the reference to Section 6.06 and inserting a reference to Section 606 in its place.

                  Section 302. Amendment to General Definitions.

                  (a) The definition of "Authenticating Agent" is hereby amended by deleting the reference to "Section 1114" and inserting a reference to "Section 1115" in its place.

                  (b) The definition of "Expert" is hereby amended by deleting the words "whether or not then engaged in the engineering profession".

                  (c) The definition of "Manager" is hereby amended by inserting immediately following the word "Company" the following words ", within the meaning of the Texas Limited Liability Company Act".

                  (d) Clause (2) of the definition of Permitted Liens is hereby amended by adding the words "which is not delinquent" immediately following the words "compensation earned".

                  (e) The definition of Permitted Liens is hereby amended by deleting clause (22) of such definition in its entirety, by deleting "; and" at the end of clause (21) of such definition and inserting a period in its place and by inserting the word "and" at the end (following the semi-colon) of clause
(20) of such definition.

                  (f) The definition of Retired Securities is hereby amended by adding the following words at the end of such definition: "and provided further that no such First Mortgage Bond may be used as the basis for the authentication and delivery of both additional Securities and additional First Mortgage Bonds."

                  Section 303. Amendment to Adjusted Net Earnings Definition. Clause (1) of the definition of Adjusted Net Earnings in Section 104 is hereby amended by capitalizing the word "order" in the term "Company order".

                  Section 304. Amendment to Annual Interest Requirements Definition.

                  (a) Clause (C) of the definition of Annual Interest Requirements in Section 104 is hereby amended by deleting the words "except any First Mortgage Collateral Bonds and".

                  (b) Clause (D) of the definition of Annual Interest Requirements in Section 104 is hereby amended by inserting a closed-parenthesis immediately following the words "by a

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Prepaid Loan prior to the Lien of this Indenture upon property subject to the
Lien of this Indenture" and deleting the closed-parenthesis that follows the words "and secured by a Lien on a parity with or prior to the Lien of this Indenture upon property subject to the Lien of this Indenture".

                  Section 305. Amendment to Content and Form of Documents Delivered to Trustee. Clause (3) of Section 106 is hereby amended by inserting the word "material" immediately preceding the word "clerical", and by deleting the word `may" immediately preceding the words "be substituted" and inserting the word "shall" in its place.

                  Section 306. Amendment to Issuance of Securities-General.
Section 401(4)(Y) is hereby amended by adding the words `and legally binding" immediately following the word "valid" and by adding the words ", and enforceable against the Company (subject to customary exceptions)." at the end of such clause.

                  Section 307. Amendment to Issuance on the Basis of Property Additions.

                  (a) Section 402(2)(B)(xiii) is hereby amended by deleting the words "other than First Mortgage Collateral Bonds".

                  (b) Section 402(2)(E)(ii) is hereby amended by deleting the words "corporate or" and inserting the word "company" immediately preceding the word "authority".

                  Section 308. Amendment to Money for Securities Payments to Be Held in Trust. The first paragraph of Section 603 is hereby amended by deleting the words "to the extent required by law".

                  Section 309. Amendment to Insurance Covenant. Section 607
(2)(B)(iv)(b) is hereby amended by deleting the reference to "clause (b)" and inserting a reference to "clause (B)" in its place.

                  Section 310. Amendment to Limited Issuance of First Mortgage Securities. Section 611(1) is hereby amended by deleting it in its entirety and inserting the following words in its place:

                  "(1)     First Mortgage Securities in place of, and in
substitution for, or to refund, other First Mortgage Securities, if (A) the aggregate principal amount of such new First Mortgage Securities shall not exceed the aggregate principal amount of such other First Mortgage Securities, and (B) the final stated maturity date of such new First Mortgage Securities shall be a date not later than the final stated maturity date of such other First Mortgage Securities;".

                  Section 311. Amendment to First Mortgage Collateral Bonds. Clause (1) of Section 701 is hereby amended by inserting the words "or other Maturity" immediately following the words "Stated Maturity".

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                  Section 312. Amendment to Discharge of First Mortgage.

                  (a) Section 707(1)(C)(iv) is hereby amended by deleting the words "to the Company to be deemed to have been made the basis of the authentication and delivery of such Securities, will no longer constitute Funded Property (other than pursuant to clause (6) of the definition of "Funded Property") upon the discharge of the First Mortgage" and inserting in their place the following: "to the Company shall be deemed to have been made the basis of the authentication and delivery of such Securities, upon the discharge of the First Mortgage."

                  (b) Section 707(1)(F)(ii) is hereby amended by deleting the word "corporate" and inserting the words "limited liability company" in its place.

                  Section 313. Amendment to Release of Funded Property. Clause
(A) of Section 803(3) is hereby amended by deleting the word "generally".

                  Section 314. Amendment to Satisfaction and Discharge. Section 901(3)(D)(i) is hereby amended by inserting a comma between the words "income" and "gain".

                  Section 315. Amendment to Acceleration of Maturity. Section 1002(1)(A) is hereby amended by deleting the words "of that series".

                                  ARTICLE FOUR

                            MISCELLANEOUS PROVISIONS

The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Ninth Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

Except as expressly amended and supplemented hereby, the Indenture shall continue in full force and effect in accordance with the provisions thereof and the Indenture is in all respects hereby ratified and confirmed. This Ninth Supplemental Indenture and all of its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.

This Ninth Supplemental Indenture shall be governed by, and construed in accordance with, the law of the State of New York.

This Ninth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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                  IN WITNESS WHEREOF, the parties hereto have caused this Ninth
Supplemental Indenture to be duly executed as of the day and year first above written.

                                     CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC

                                     By: /s/ MARC KILBRIDE
                                        ------------------------------------
                                        Name: Marc Kilbride
                                        Title: Vice President and Treasurer

                                     JPMORGAN CHASE BANK, as Trustee

                                     By: /s/ REBECCA A. NEWMAN
                                        ------------------------------------
                                        Name: Rebecca A. Newman
                                        Title: Vice President

                                     ACKNOWLEDGMENT

STATE OF TEXAS                 )
                               ) ss
COUNTY OF HARRIS               )

                  On the 11th day of November 2002, before me personally came Marc Kilbride, to me known, who, being by me duly sworn, did depose and say that he resides in Houston, Texas; that he is the Vice President and Treasurer of CenterPoint Energy Houston Electric, LLC, a Texas limited liability company, the limited liability company described in and which executed the foregoing instrument; and that he signed his name thereto by authority of the sole manager of said limited liability company.

                                     /s/ CHRISTIE J. NEWSOME
                                     --------------------------------
                                     Notary Public